THIS WARRANT AND THE ORDINARY SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE 1933 ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY WARRANT ISSUED IN EXCHANGE FOR THIS WARRANT OR ANY ORDINARY SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT.

WARRANT TO PURCHASE ORDINARY SHARES

OF

ASM ACQUISITION COMPANY LIMITED

THIS CERTIFIES THAT, for value received ASM SPAC (1) LIMITED (the “Holder”) is the registered holder of a Warrant (this “Warrant”) to purchase 4,312,500 Ordinary Shares, par value $.001 per share (“Ordinary Shares”), of ASM ACQUISITION COMPANY LIMITED, a Cayman Islands company (the “Company”). Subject to the conditions set forth herein, this Warrant entitles the holder thereof to purchase up to 4,312,500 Ordinary Shares, in whole or in part, from the Company, commencing on the later of (i) the Company’s completion of a Business Combination with a Target Business (each term as described in the Company’s registration statement (the “Registration Statement”) relating to the Company’s initial public offering (the “IPO”)) or (ii) one year from the effective date of the Registration Statement, and terminating at 5:00 p.m., New York City time on the date that is five years from the effective date of the Registration Statement (the “Expiration Date”) at the price of $7.50 per share (the “Exercise Price”), upon surrender of this Warrant and payment of the Exercise Price at the offices of the Company. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Ordinary Shares purchasable hereunder.

(a) RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of the this Warrant such number of Ordinary Shares as shall be required for issuance and delivery upon exercise of this Warrant.

(b) FRACTIONAL SHARES. No fractional shares or scrips representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall, upon such exercise, round up to the nearest whole number of Ordinary Shares to be issued to the Warrant holder..

(c) LOSS OR DESTRUCTION OF WARRANT. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

(d) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

(e) ANTI-DILUTION PROVISIONS. In case the Company shall hereafter (i) declare a dividend or make a distribution on its outstanding Ordinary Shares in additional Ordinary Shares, (ii) subdivide or reclassify its outstanding Ordinary Shares into a greater number of shares, or (iii) combine or reclassify its outstanding Ordinary Shares into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of Ordinary Shares outstanding after giving effect to such action, and the numerator of which shall be the number of Ordinary Shares outstanding immediately prior to such action. The number of Ordinary Shares that the Holder shall thereafter, on the exercise hereof, be entitled to receive shall be adjusted to a number determined by multiplying the number of Ordinary Shares that would otherwise (but for the provisions of this -Section (f)) be issuable on such exercise by a fraction of which (a) the numerator is the Exercise Price that would otherwise (but for the provisions of this Section (f)) be in effect, and (b) the denominator is the Exercise Price in effect on the date of such exercise (taking into account the provisions of this Section (f)). Notwithstanding the foregoing, in no event shall the Exercise Price be less than the par value of the Ordinary Shares. Adjustment pursuant to this Section shall be made successively whenever any event listed above shall occur.

(f) RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding Ordinary Shares, or in case of any consolidation or merger of the Company with or into another entity (other than a merger with a subsidiary in which merger the Company is the continuing entity and which does not result in any reclassification, capital reorganization or other change of outstanding Ordinary Shares) or in case of any sale, lease or conveyance to another entity of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by the Holder of the number of Ordinary Shares that might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section shall similarly apply to successive reclassifications, capital reorganizations and changes of Ordinary Shares and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional Ordinary Shares shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Ordinary Shares, any such issue shall be treated as an issue of Ordinary Shares covered by the provisions of Section (e).

(g) Conversion of Warrants. On the effective date of the Registration Statement, the Company will enter into a warrant agreement with its transfer agent with respect to the warrants that have been and will be issued by the Company. Upon the closing of the IPO, this Warrant will, without any action by the Holder or the Company, convert into a non-public Warrant governed pursuant to the terms of that warrant agreement, as described in the Registration Statement. Thereafter, this Warrant shall only represent the right to receive a replacement non-public warrant issued pursuant to the term of the warrant agreement

(h) No Net-Cash Settlement. In no event will the Holder be entitled to receive a net-cash settlement or other consideration in lieu of physical settlement in securities.

(i) MODIFICATION OF AGREEMENT. The provisions of this Warrant may from time to time be amended, modified or waived, by the Company and the Holder.

Dated: December ___, 2007

ASM ACQUISITION COMPANY LIMITED

By:
Name:
Title:

Holder:

ASM SPAC (1) LIMITED

By:
Name:
Title:

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